UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 14, 2010
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

2010 Management Bonus Program

Effective as of May 14, 2010, our Board of Directors (the “Board”), upon recommendation of its Compensation Committee, approved a 2010 fiscal year Management Bonus Program for certain management personnel, including the Executive Officers (the “2010 Management Bonus Program”). We had similar bonus programs in 2008 and 2009 and there are no changes from the 2009 Management Bonus Program (as defined in our definitive proxy statement).

Under the 2010 Management Bonus Program, our Executive Officers and certain management personnel are eligible to receive quarterly cash bonus payments at a target participation rate of their quarterly salary. The target participation rate of each employee ranges from 5% - 60% depending on the employee’s scope of responsibilities and position. The target participation rate for Mr. Connors, our Chief Executive Officer, is 60% and for Mr. Santilli, our Executive Vice President and Chief Financial Officer, is 45%. To be eligible for a cash bonus payment, the employee must be employed on the last day of the quarter and in good standing with the Company. For new hires, bonus payments are pro-rated from their start date.

The quarterly bonus amount is based on two multipliers ─ the revenue growth multiplier and the Pre-tax Adjusted Operating Profit multiplier. The revenue growth multiplier is determined by multiplying by 5 the current quarter revenue growth percentage over the same quarter of the prior year. If current quarter revenues decline from the same quarter of the prior year, the revenue growth multiplier is set to zero. The Pre-tax Adjusted Operating Profit multiplier is determined by multiplying by 5 the current quarter pre-tax adjusted operating profit percentage (pre-tax operating profit after adding back stock-based compensation expenses and any unusual non-operating type expenses, divided by revenue). Each of the percentages is then multiplied by the participant’s target participation rate and the base salary for the quarter to determine the payment to the participant.  For example, at 10% revenue growth, which is equivalent to a revenue growth multiplier of 50%, and 10% Pre-tax Adjusted Operating Profit, which is equivalent to a Pre-tax Adjusted Operating Profit multiplier of 50%, a participant would receive 100% of his or her target bonus. At 50% revenue growth and 25% Pre-tax Adjusted Operating Profit, a participant would receive 375% of his or her target bonus. Conversely, at 0% revenue growth and 0% pre-tax adjusted operation profit, the participant would receive no bonus.

Notwithstanding the foregoing, we must be profitable for any bonus payments to be made pursuant to the 2010 Management Bonus Program. Bonus payments made under the 2010 Management Bonus Program are at the Board's discretion.

2010 Discretionary Profit Sharing Program

We have a Discretionary Profit Sharing Program pursuant to which our Executive Officers, all U.S. employees and some international employees, are eligible to receive quarterly cash payments at target participation rate of 0% to 200% based on the employee’s performance rating. The target participation rate for Mr. Connors and Mr. Santilli is fixed at 100%. The quarterly profit sharing amount is calculated based on ½ of the Adjusted Operating Profit Percentage (as defined above) multiplied by the participant’s target participation rate and the base salary for the preceding quarter. For an employee to be eligible for profit sharing they must be employed during the entire preceding quarter and the Company must have a positive Pre-tax Adjusted Operating Profit.  For example, if a participant had a 100% target participation rate and the Company had a 10% Pre-tax Adjusted Operating Profit after deducting the profit sharing expenses, a participant would receive 5% of his or her preceding quarter’s base salary as profit sharing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Compensation of Executive Officers

Effective as of May 14, 2010, our Board, upon recommendation of its Compensation Committee, approved the following equity compensation for our Executive Officers under our 2004 Equity Incentive Plan:

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Name	Position	Stock Option Awards – Shares (1)	Restricted Stock Units (2)
Kevin P. Connors	President and Chief Executive Officer	120,000	33,000
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	55,000	22,000

(1)
The Stock Option Award will vest over three years, with one-third of the award vesting on June 1, 2011 and then vesting 1/36th each month thereafter, subject to the recipient’s continuing service.  Exercise price per share is $10.24.

(2)	The Restricted Stock Units will vest 1/3rd on June 1, 2010, 2011 and 2012, subject to the recipient’s continuing service.

In connection with the granting of the stock option awards mentioned above, our Executive Officers agreed to cancel, effective as of May 14, 2010, the following previously granted stock option awards:

Name	Position	Stock Option Awards – Shares To Be Cancelled	Original Grant Date	Average Exercise Price Per Share
Kevin P. Connors	President and Chief Executive Officer	55,000	6/8/2006	$23.75
		40,000	6/8/2007	24.46
Total		95,000		$24.05

Ronald J. Santilli	Executive Vice President and Chief Financial Officer	35,000	6/8/2006	$23.75
		22,000	6/8/2007	24.46
Total		55,000		$24.02

The disclosure set forth in Item 1.01 above is incorporated herein by reference in its entirety.

Also effective as of May 14, 2010, our Board, upon recommendation of its Compensation Committee, confirmed that the annual cash compensation for our Executive Officers would remain the same as in fiscal 2009. Those amounts are as follows (in US  dollar thousands):

Name	Position	Salary	Target Bonus and Profit Sharing Participation(1)	Target Cash Compensation (1) (2)
Kevin P. Connors	President and Chief Executive Officer	$420.0	$254.9	$674.9
Ronald J. Santilli	Executive Vice President and Chief Financial Officer	$290.0	$132.5	$422.5

(1)
The Target Bonus participation rate for 2010 is 60% for Mr. Connors and 45% for Mr. Santilli - the same as it was in 2009.  In addition to the bonus participation, Mr. Connors and Mr. Santilli are eligible to participate in a quarterly discretionary profit-sharing plan. Only for purposes of projecting total cash compensation for 2010, we have assumed the payment of bonuses at 100% of their target level, and the payment of profit sharing at approximately 0.7% (their 2009 payout rate), of their salary.

(2)
The total cash compensation amount represents the target for annual cash compensation, including base salary, and participation in a discretionary bonus program and a discretionary profit-sharing plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

Date: May 20, 2010.	By:	/s/ Kevin P. Connors
Kevin P. Connors President and Chief Executive Officer

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